Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com

Brandywine Realty Trust Reports $0.40 Core FFO per Diluted Share for the Third Quarter of 2013,
Increases 2013 Core FFO Guidance Range to $1.38 to $1.42 per Diluted Share and
Provides Initial 2014 FFO Guidance of $1.40 to $1.49 per Diluted Share

Radnor, PA, October 23, 2013 - Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of urban, town center and suburban office properties in the mid-Atlantic region and other select markets throughout the United States, today reported its financial and operating results for the three and nine-month period ended September 30, 2013.
“The third quarter was a solid continuation of our 2013 Business Plan execution. We improved occupancy and preleasing levels, achieved solid same store NOI growth, realized positive leasing absorption and posted strong mark-to-market on new and renewal leasing activity,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “We were very active on the investment front with the Austin DRA joint venture and Commerce Square transactions. Our liquidity remains exceptionally strong and balance sheet improvement continues. 2014 will maintain the momentum we have established over the past two years with rising occupancy and leasing levels leading to further improvements in our operating platform. Our forward leasing pipeline and limited 2014 expiration schedule give us confidence that we will generate solid NOI growth, strong same store performance, and positive rental rate mark-to-market. As a result, we are increasing our previously issued 2013 Core FFO guidance to a range of $1.38 to $1.42 per diluted share and are providing initial 2014 FFO guidance of $1.40 to $1.49 as we approach 2014 with increased confidence.”
Financial Highlights - Third Quarter

▪
Net income allocated to common shares totaled $9.2 million or $0.06 per diluted share in the third quarter of 2013 compared to net income of $13.9 million or $0.10 per diluted share in the third quarter of 2012.

▪
Core Funds from Operations available to common shares and units (FFO) in the third quarter of 2013 totaled $63.2 million or $0.40 per diluted share versus $57.8 million or $0.39 per diluted share in the third quarter of 2012. Our third quarter 2013 Core FFO payout ratio was 37.5% ($0.15 common share distribution / $0.40 Core FFO per diluted share). FFO per the NAREIT definition totaled $63.0 million or $0.39 per diluted share in the third quarter of 2013 compared to $57.7 million or $0.39 per diluted share in the third quarter of 2012.

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In the third quarter of 2013, we incurred $19.3 million of revenue maintaining capital expenditures which along with other adjustments to FFO, resulted in $27.1 million or $0.17 per diluted share of Cash Available for Distribution (CAD) versus $30.3 million or $0.21 per diluted share in the third quarter of 2012 when we incurred $10.5 million of revenue maintaining capital expenditures. Our third quarter 2013 CAD payout ratio was 88.2% ($0.15 common share distribution / $0.17 CAD per diluted share).

Financial Highlights - Nine Months

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Net income allocated to common shares totaled $16.5 million or $0.11 per diluted share in the first nine months of 2013 compared to net income of $22.6 million or $0.16 per diluted share in the first nine months of 2012.

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Core FFO available to common shares and units in the first nine months of 2013 totaled $165.2 million or $1.07 per diluted share versus $153.1 million or $1.05 per diluted share in the first nine months of 2012. Our Core FFO payout ratio for the first nine months of 2013 was 42.1% ($0.45 common share distribution / $1.07 Core FFO per diluted share). FFO per the NAREIT definition totaled $163.6 million or $1.06 per diluted share in the first nine months of 2013 compared to $149.4 million or $1.02 per diluted share in the first nine months of 2012.

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

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In the first nine months of 2013, we incurred $47.0 million of revenue maintaining capital expenditures which along with other adjustments to FFO, resulted in $90.6 million or $0.58 per diluted share of CAD versus $88.7 million or $0.61 per diluted share in the first nine months of 2012 when we incurred $34.5 million of revenue maintaining capital expenditures. Our CAD payout ratio for the first nine months of 2013 was 77.6% ($0.45 common share distribution / $0.58 CAD per diluted share).

Portfolio Highlights

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In the third quarter of 2013, our net operating income (NOI) excluding termination revenues and other income items increased 4.6% on a GAAP basis and 4.9% on a cash basis for our 203 same store properties, which were 88.2% and 87.1% occupied on September 30, 2013 and September 30, 2012, respectively.

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During the third quarter of 2013, we commenced occupancy on 832,389 square feet of total leasing activity including 384,691 square feet of renewals, 279,464 square feet of new leases and 168,234 square feet of tenant expansions. We have an additional 707,694 square feet of executed new leasing scheduled to commence subsequent to September 30, 2013.

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During the third quarter of 2013, we achieved a 70.6% tenant retention ratio in our core portfolio with positive net absorption of 49,290 square feet. During the third quarter of 2013, we experienced a 9.5% increase on our renewal rental rates and a 9.3% increase on our new lease/expansion rental rates, both on a GAAP basis.

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At September 30, 2013, our core portfolio of 205 properties comprising 23.3 million square feet was 88.3% occupied and 91.3% leased (reflecting new leases commencing after September 30, 2013). We held a vacant, 39,330 square foot property for sale at September 30, 2013.

Investment Highlights

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During the third quarter of 2013 as previously announced, we entered into an agreement with Parkway Properties, Inc. to acquire 74% of their prospective 75% interests in One and Two Commerce Square, two 41-story office towers totaling 1,896,142 square feet, located in Philadelphia’s Central Business District in which we currently hold 25% interests and Thomas Properties Group Inc. affiliates hold 75% interests. Based on a $331.8 million valuation of the properties and subject to our assumption of two existing, first mortgage loans totaling $237.5 million, we expect to fund our required $69.1 million payment from available cash balances. The purchase of these interests is expected to close by the end of 2013, subject to customary closing conditions and completion of the pending merger between Parkway and Thomas.

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During the third quarter of 2013 as previously announced, we entered into an additional agreement with Parkway to acquire Four Points Centre, two three-story buildings totaling 193,862 square feet located in the northwest submarket of Austin, Texas, for $42.0 million and to acquire 19 acres of adjoining land for $9.0 million. These acquisitions are subject to satisfaction of our ongoing due diligence process, customary closing conditions and completion of the pending merger between Parkway and Thomas.

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On October 14, 2013 as previously announced, Brandywine and an affiliate of The Shooshan Company announced the formation of a 50/50 joint venture to build 4040 Wilson Boulevard, a 426,900 square foot office building representing the final phase of the eight-building, mixed-use, Liberty Center complex developed by Shooshan in the Ballston submarket of Arlington, Virginia. Shooshan contributed its land parcel to the venture, while Brandywine will contribute up to $36.0 million in cash of which $13.0 million has been funded to date. Groundbreaking will occur upon reaching certain pre-leasing levels, at which point the joint venture expects to seek third-party construction financing.

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On October 16, 2013 as previously announced, we closed on the formation of a 50/50 joint venture with an affiliate of DRA Advisors LLC which simultaneously acquired our wholly-owned Austin, Texas office portfolio comprising 7 properties and 1,398,826 square feet along with related assets for $330.0 million. The joint venture has completed $230.6 million of related mortgage financing with a weighted-average maturity of 5.0 years and an expected weighted-average interest rate of 3.75%, resulting in $271.5 million of net proceeds to us which we will use for general corporate purposes. We will provide property management and leasing services to the joint venture and are obligated to fund the first $5.2 million of capital expenditures related to these properties.

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We are continuing the $18.7 million redevelopment of 660 West Germantown Pike, a 154,392 square foot office building located in Plymouth Meeting, Pennsylvania that we acquired vacant in the first quarter of 2012 for $9.1 million. We will fund the remaining $1.9 million from available corporate funds as we complete the lease-up of this redevelopment in early 2014. As of September 30, 2013, 660 West Germantown Pike was 80.3% leased and occupied.

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We are continuing the $7.5 million development of 200 Radnor Chester Road, a 17,884 square foot restaurant and retail center adjoining our Radnor, Pennsylvania office properties. We will fund the remaining $2.9 million from available corporate funds in anticipation of the year-end 2013 completion date. As of September 30, 2013, 200 Radnor Chester Road was 80.1% pre-leased.

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We are continuing the $158.5 million development of evo at Cira South (formerly known as the Grove), a 33-story, 850-bed student housing tower in the University City submarket of Philadelphia, Pennsylvania, which we are developing in a 30/30/40 joint venture with Campus Crest Communities, Inc. (30%) and Harrison Street Real Estate Capital (40%), and which we expect to complete in the third quarter of 2014. The joint venture has arranged a $97.8 million construction loan which will begin to fund later this year once the partners have fulfilled their $60.7 million equity contributions, of which $46.4 million has been funded as of September 30, 2013. We have satisfied $13.9 million of our $18.2 million 30% share of the equity commitment and will fund our remaining $4.3 million commitment from available corporate funds.

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We are continuing the $77.0 million development of The Parc at Plymouth Meeting, a 398-unit multi-family project in Plymouth Meeting, Pennsylvania, in a 50/50 joint venture with Toll Brothers which we expect to complete by the end of 2015. The partners have fully funded $31.0 million of project equity with our share satisfied by our contribution of the underlying land parcel. The construction costs will be funded from a pending $56.0 million construction loan whose closing will provide a $4.0 million return of capital to us.

Capital Markets Highlights

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At September 30, 2013, our net debt to gross assets measured 40.9%, reflecting the fact that we had no outstanding balance on our $600.0 million unsecured revolving credit facility and $185.5 million of cash and cash equivalents on hand.

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For the quarter ended September 30, 2013, we had a 2.7 EBITDA to interest coverage ratio and a 6.8 ratio of net debt to annualized quarterly EBITDA reflecting our consolidated EBITDA excluding certain capital market and transactional items and our pro rata share of unconsolidated EBITDA, interest and debt.

Distributions
On September 10, 2013, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on October 18, 2013 to shareholders of record as of October 4, 2013. Our Board also declared a quarterly dividend distribution of $0.43125 for each 6.90% Series E Cumulative Redeemable Preferred Share that was paid on October 15, 2013 to holders of record as of September 30, 2013.
2013 Earnings, FFO and Core FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are revising our previously issued guidance for full year 2013 FFO per diluted share to be in a range of $1.37 to $1.41 versus the prior range of $1.36 to $1.41 and are similarly revising our 2013 Core FFO guidance to be in a range of $1.38 to $1.42 versus the prior range of $1.37 to $1.42 per diluted share reflecting $0.01 of incurred capital market and transactional costs. Embedded within the revised 2013 guidance ranges is just under $0.02 per diluted share of net unplanned dilution in the fourth quarter of 2013 from the combined impact of the Austin JV transaction and a pending acquisition. This guidance is provided for informational purposes and is subject to change.

The following is a reconciliation of the calculation of 2013 FFO, 2013 Core FFO and earnings per diluted share:

Guidance for 2013	Range or Value
Earnings per diluted share allocated to common shareholders	$0.08	to	$0.12
Less: gain on sale of discontinued operations and other transactions	(0.09)		(0.09)
Plus: real estate depreciation and amortization	1.38		1.38

FFO per diluted share	$1.37	to	$1.41

Adjusted for capital market and transactional items	$0.01		$0.01

Core FFO per diluted share	$1.38		$1.42
Our 2013 Core FFO guidance does not include income arising from the sale of undepreciated real estate. Our 2013 earnings, FFO and Core FFO per diluted share each reflect $0.08 per diluted share of non-cash income attributable to the third of five annual recognitions of 20% of the net benefit of the rehabilitation tax credit financing on the 30th Street Post Office. Other assumptions include:

•	Occupancy of 90% by year-end 2013 with 92% leased (89.3% occupied inclusive of the 0.7% adverse impact from the Austin JV and the One and Two Commerce Square acquisition);

•	5.0% - 7.0% increase (GAAP) in overall lease rates with a resulting 3.0% - 5.0% increase in 2013 same store NOI (GAAP);

•
No additional capital markets activity beyond $9.3 million of completed fourth quarter note repurchases, the completed Austin JV financings and the prospective One and Two Commerce Square debt assumption;

•
$342.1 million of completed sales activity incorporating $2.6 million for the recently closed 1336 Enterprise Drive sale and $162.4 million for 50% of the recently closed Austin joint venture (50% of $330.0 million less the $5.2 million funding obligation);

•	$34.2 million of completed acquisitions plus $245.5 million for the One and Two Commerce year-end acquisition (74% of $331.8 million) and $24.6 million for a pending fourth quarter acquisition; and

•	FFO and Core FFO per diluted share based on 156.2 million fully diluted weighted average common shares with Core FFO adjusted for items incurred through September 30, 2013.

2014 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we estimate that full year 2014 FFO per diluted share will be in a range of $1.40 to $1.49. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2014 FFO and earnings per diluted share:

Guidance for 2014	Range or Value
Earnings per diluted share allocated to common shareholders	$(0.02)	to	$0.07
Plus: real estate depreciation and amortization	1.42		1.42

FFO per diluted share	$1.40	to	$1.49
Our 2014 FFO guidance does not include income arising from the sale of undepreciated real estate. Our 2014 earnings and FFO per diluted share each reflect $0.075 per diluted share of non-cash income attributable to the fourth of five annual recognitions of 20% of the net benefit of the rehabilitation tax credit financing on the 30th Street Post Office. Other key assumptions include:

•
Occupancy improving to a range of 91 - 92% by year-end 2014 with 93 - 94% leased each now incorporating the heretofore unplanned 0.7% reduction attributable to the Austin JV transaction and the One and Two Commerce acquisition;

•	6.0% - 8.0% increase (GAAP) in overall lease rates with a resulting 3.0% - 5.0% increase in 2014 same store NOI (GAAP);

•	No capital markets or acquisition activity;

•	$150.0 million of aggregate sales activity at an assumed 8.5% capitalization rate; and

•	FFO per diluted share based on 160.4 million fully diluted weighted average common shares.

We will provide a Core FFO calculation if our 2014 activity necessitates an adjustment for capital market or transactional items.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO) and Core FFO
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We also provide a calculation of Core FFO in which we adjust NAREIT FFO for certain capital market and transactional items.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.

Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was incurred. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.
Third Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, October 24, 2013 at 9:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #75723956. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, November 7, 2013 by calling 1-855-859-2056 and providing access code #75723956. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the third quarter earnings report. The supplemental information package is available in the “Investor Relations - Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead - Fourth Quarter 2013 Conference Call
We anticipate we will release our fourth quarter 2013 earnings on Wednesday, February 5, 2014, after the market close and will host our fourth quarter 2013 conference call on Thursday, February 6, 2014, at 9:00 a.m. EST. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, leases and manages an urban, town center and suburban office portfolio comprising 283 properties and 32.9 million square feet, including 209 properties and 24.1 million square feet owned on a consolidated basis and 54 properties and 6.2 million square feet in 18 unconsolidated real estate ventures all as of September 30, 2013. For more information, please visit www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2012. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Real estate investments:
Rental properties	$4,631,910	$4,726,169
Accumulated depreciation	(998,409)	(954,665)
Rental property, net	3,633,501	3,771,504
Construction-in-progress	52,702	48,950
Land inventory	94,097	102,439
Real estate investments, net	3,780,300	3,922,893

Cash and cash equivalents	185,517	1,549
Accounts receivable, net	13,718	13,232
Accrued rent receivable, net	128,232	122,066
Assets held for sale, net	2,371	—
Investment in real estate ventures	194,572	193,555
Deferred costs, net	126,260	122,243
Intangible assets, net	54,457	70,620
Notes receivable	7,026	7,226
Other assets	65,689	53,325

Total assets	$4,558,142	$4,506,709

LIABILITIES AND EQUITY
Mortgage notes payable, including premiums	$434,895	$442,974
Unsecured credit facility	—	69,000
Unsecured term loans	450,000	450,000
Unsecured senior notes, net of discounts	1,492,296	1,503,356
Accounts payable and accrued expenses	89,087	71,579
Distributions payable	25,579	23,652
Deferred income, gains and rent	69,637	82,947
Acquired lease intangibles, net	28,500	33,859
Other liabilities	46,990	55,826
Total liabilities	2,636,984	2,733,193

Brandywine Realty Trust's equity:
Preferred shares - Series E	40	40
Common shares	1,565	1,434
Additional paid-in capital	2,970,576	2,780,194
Deferred compensation payable in common stock	5,431	5,352
Common shares held in grantor trust	(5,431)	(5,352)
Cumulative earnings	501,735	479,734
Accumulated other comprehensive loss	(5,825)	(15,918)
Cumulative distributions	(1,567,202)	(1,493,206)
Total Brandywine Realty Trust's equity	1,900,889	1,752,278

Non-controlling interests	20,269	21,238
Total equity	1,921,158	1,773,516

Total liabilities and equity	$4,558,142	$4,506,709

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue
Rents	$116,479	$108,658	$347,680	$327,362
Tenant reimbursements	20,699	20,294	60,615	57,179
Termination fees	2,040	931	2,946	2,522
Third party management fees, labor reimbursement and leasing	3,263	3,007	9,652	9,021
Other	975	1,630	3,305	4,029
Total revenue	143,456	134,520	424,198	400,113

Operating Expenses
Property operating expenses	40,661	38,783	119,522	112,961
Real estate taxes	14,190	13,486	42,706	40,430
Third party management expenses	1,317	1,298	4,105	3,812
Depreciation and amortization	50,613	46,955	149,423	142,262
General & administrative expenses	6,436	6,080	20,322	18,209
Total operating expenses	113,217	106,602	336,078	317,674

Operating income	30,239	27,918	88,120	82,439

Other income (expense)
Interest income	268	311	448	2,631
Historic tax credit transaction income	11,853	11,840	11,853	11,840
Interest expense	(30,338)	(32,620)	(91,689)	(99,745)
Deferred financing costs	(1,158)	(1,218)	(3,502)	(3,790)
Interest expense - financing obligation	(264)	(230)	(693)	(608)
Equity in income of real estate ventures	714	500	3,757	1,382
Gain from remeasurement of investment in a real estate venture	—	—	7,847	—
Net gain on real estate venture transactions	—	—	3,683	—
Net loss on sale of undepreciated real estate	(129)	—	(129)	—
Loss on real estate venture formation	—	(950)	—	(950)
Loss on early extinguishment of debt	(11)	(51)	(1,127)	(1,549)

Income (loss) from continuing operations	11,174	5,500	18,568	(8,350)

Discontinued operations:
Income (loss) from discontinued operations	(70)	1,649	590	6,803
Net gain (loss) on disposition of discontinued operations	(16)	9,940	3,029	34,774
Total discontinued operations	(86)	11,589	3,619	41,577

Net income	11,088	17,089	22,187	33,227

Net (income) loss from discontinued operations attributable to non-controlling interests - LP units	1	(211)	(48)	(760)
Net (income) loss from continuing operations attributable to non-controlling interests - LP units	(106)	(49)	(147)	335
Net (income) attributable to non-controlling interests	(105)	(260)	(195)	(425)

Net income attributable to Brandywine Realty Trust	10,983	16,829	21,992	32,802
Preferred share distributions	(1,725)	(2,785)	(5,175)	(7,832)
Preferred share redemption charge	—	—	—	(2,090)
Amount allocated to unvested restricted shareholders	(85)	(95)	(278)	(286)

Net income attributable to common shareholders	$9,173	$13,949	$16,539	$22,594
PER SHARE DATA
Basic earnings per common share	$0.06	$0.10	$0.11	$0.16

Basic weighted-average shares outstanding	156,703,348	143,424,485	151,933,441	143,182,911

Diluted earnings per common share	$0.06	$0.10	$0.11	$0.16

Diluted weighted-average shares outstanding	157,992,082	144,128,010	153,142,825	143,182,911

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$9,173	$13,949	$16,539	$22,594

Add (deduct):
Net income (loss) attributable to non-controlling interests - LP units	106	49	147	(335)
Amount allocated to unvested restricted shareholders	85	95	278	286
Net gain on real estate venture transactions	—	—	(3,683)	—
Loss on real estate venture formation	—	950	—	950
Net income (loss) from discontinued operations attributable to non-controlling interests - LP units	(1)	211	48	760
Net (gain) loss on disposition of discontinued operations	16	(9,940)	(3,029)	(34,774)
Gain from remeasurement of investment in real estate venture	—	—	(7,847)	—

Depreciation and amortization:
Real property - continuing operations	41,516	37,846	121,911	111,898
Leasing costs (includes acquired intangibles) - continuing operations	9,061	9,067	27,410	30,164
Real property - discontinued operations	17	1,782	1,766	7,814
Leasing costs (includes acquired intangibles) - discontinued operations	1	6	3	291
Company's share of unconsolidated real estate ventures	3,293	3,971	10,676	10,528

Funds from operations	$63,267	$57,986	$164,219	$150,176
Funds from operations allocable to unvested restricted shareholders	(227)	(254)	(662)	(769)

Funds from operations available to common share and unit holders (FFO)	$63,040	$57,732	$163,557	$149,407

FFO per share - fully diluted	$0.39	$0.39	$1.06	$1.02

Capital market and transactional items	$209	$117	$1,649	$3,678
Core FFO, excluding capital market and transactional items	$63,249	$57,849	$165,206	$153,085
Core FFO per share, excluding capital market and transactional items - fully diluted	$0.40	$0.39	$1.07	$1.05

Weighted-average shares/units outstanding - fully diluted	159,755,821	146,785,731	154,940,454	146,408,921

Distributions paid per common share	$0.15	$0.15	$0.45	$0.45

Payout ratio of FFO (Distributions paid per common share/ FFO per diluted share)	38.5%	38.5%	42.5%	44.1%

Core FFO payout ratio, excluding capital market and transactional items	37.5%	38.5%	42.1%	42.9%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations available to common share and unit holders	$63,040	$57,732	$163,557	$149,407

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(5,086)	(4,942)	(16,336)	(17,804)
Financing Obligation - 3141 Fairview Drive noncash impact	(244)	(203)	(549)	(557)
Deferred market rental income, including discontinued operations	(1,815)	(1,582)	(5,403)	(4,538)
Company's share of unconsolidated real estate ventures' straight-line and deferred market rent	(137)	(349)	(855)	(951)
Historic tax credit transaction income	(11,853)	(11,840)	(11,853)	(11,840)
Preferred share redemption charge	—	—	—	2,090
Straight-line and deferred market ground rent expense activity	392	498	1,317	1,494
Stock-based compensation costs	2,003	1,337	5,907	4,034
Fair market value amortization - mortgage notes payable	91	91	273	273
Losses from early extinguishment of debt	11	51	1,127	1,549
Acquisition-related costs	69	64	370	21
Sub-total certain items	(16,569)	(16,875)	(26,002)	(26,229)
Less: Revenue maintaining capital expenditures:
Building improvements	(680)	(1,551)	(2,402)	(2,692)
Tenant improvements	(9,147)	(6,156)	(25,769)	(23,913)
Lease commissions	(9,507)	(2,826)	(18,827)	(7,866)
Total revenue maintaining capital expenditures	(19,334)	(10,533)	(46,998)	(34,471)

Cash available for distribution	$27,137	$30,324	$90,557	$88,707

CAD per share - fully diluted	$0.17	$0.21	$0.58	$0.61

Weighted-average shares/units outstanding - fully diluted	159,755,821	146,785,731	154,940,454	146,408,921

Distributions paid per common share	$0.15	$0.15	$0.45	$0.45

CAD payout ratio (Distributions paid per common share / CAD per diluted share)	88.2%	71.4%	77.6%	73.8%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - 3RD QUARTER
(unaudited and in thousands)

Of the 210 properties owned by the Company as of September 30, 2013, a total of 203 properties ("Same Store Properties") containing an aggregate of 23.1 million net rentable square feet were owned for the entire three-month periods ended September 30, 2013 and 2012. Average occupancy for the Same Store Properties was 88.1% during 2013 and 86.6% during 2012. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended September 30,
	2013	2012

Revenue
Rents	$112,623	$108,873
Tenant reimbursements	19,764	20,042
Termination fees	2,040	931
Other	753	1,642
Total revenue	135,180	131,488

Operating expenses
Property operating expenses	40,768	40,979
Real estate taxes	13,359	13,111

Net operating income	$81,053	$77,398

Net operating income - percentage change over prior year	4.7%

Net operating income, excluding termination fees & other	$78,260	$74,825

Net operating income, excluding termination fees & other - percentage change over prior year	4.6%

Net operating income	$81,053	$77,398
Straight line rents	(4,348)	(4,369)
Above/below market rent amortization	(1,507)	(1,574)
Non-cash ground rent	392	498

Cash - Net operating income	$75,590	$71,953

Cash - Net operating income - percentage change over prior year	5.1%

Cash - Net operating income, excluding termination fees & other	$72,797	$69,380

Cash - Net operating income, excluding termination fees & other - percentage change over prior year	4.9%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended September 30,
	2013	2012

Net income	$11,088	$17,089
Add/(deduct):
Interest income	(268)	(311)
Historic tax credit transaction income	(11,853)	(11,840)
Interest expense	30,338	32,620
Deferred financing costs	1,158	1,218
Interest expense - financing obligation	264	230
Equity in income of real estate ventures	(714)	(500)
Net loss on sale of undepreciated real estate	129	—
Depreciation and amortization	50,613	46,955
Loss on real estate venture formation	—	950
Loss on early extinguishment of debt	11	51
General & administrative expenses	6,436	6,080
Total discontinued operations	86	(11,589)

Consolidated net operating income	87,288	80,953
Less: Net operating income of non same store properties	(3,008)	(195)
Less: Eliminations and non-property specific net operating income	(3,227)	(3,360)

Same Store net operating income	$81,053	$77,398

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - NINE MONTHS
(unaudited and in thousands)

Of the 210 properties owned by the Company as of September 30, 2013, a total of 203 properties ("Same Store Properties") containing an aggregate of 23.1 million net rentable square feet were owned for the entire nine-month periods ended September 30, 2013 and 2012. Average occupancy for the Same Store Properties was 88.1% during 2013 and 87.4% during 2012. The following table sets forth revenue and expense information for the Same Store Properties:

	Nine Months Ended September 30,
	2013	2012

Revenue
Rents	$337,601	$328,596
Tenant reimbursements	58,074	56,502
Termination fees	2,946	2,522
Other	2,331	3,875
Total revenue	400,952	391,495

Operating expenses
Property operating expenses	120,466	119,342
Real estate taxes	40,165	39,406

Net operating income	$240,321	$232,747

Net operating income - percentage change over prior year	3.3%

Net operating income, excluding termination fees & other	$235,044	$226,350

Net operating income, excluding termination fees & other - percentage change over prior year	3.8%

Net operating income	$240,321	$232,747
Straight line rents	(13,877)	(16,327)
Above/below market rent amortization	(4,492)	(4,526)
Non-cash ground rent	1,317	1,494

Cash - Net operating income	$223,269	$213,388

Cash - Net operating income - percentage change over prior year	4.6%

Cash - Net operating income, excluding termination fees & other	$217,992	$206,991

Cash - Net operating income, excluding termination fees & other - percentage change over prior year	5.3%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Nine Months Ended September 30,
	2012	2011

Net income	$22,187	$33,227
Add/(deduct):
Interest income	(448)	(2,631)
Historic tax credit transaction income	(11,853)	(11,840)
Interest expense	91,689	99,745
Deferred financing costs	3,502	3,790
Interest expense - financing obligation	693	608
Equity in income of real estate ventures	(3,757)	(1,382)
Gain from remeasurement of investment in a real estate venture	(7,847)	—
Net gain on real estate venture transactions	(3,683)	—
Net loss on sale of undepreciated real estate	129	—
Loss on real estate venture formation	—	950
Loss on early extinguishment of debt	1,127	1,549
Depreciation and amortization	149,423	142,262
General & administrative expenses	20,322	18,209
Total discontinued operations	(3,619)	(41,577)

Consolidated net operating income	257,865	242,910
Less: Net operating income of non same store properties	(8,040)	(109)
Less: Eliminations and non-property specific net operating income	(9,504)	(10,054)

Same Store net operating income	$240,321	$232,747